Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(727,840)
Unrealized Gain (Loss) on Market Value of Futures	41,380
Interest Income	554
ETF Transaction Fees	1,000
Total Income (Loss)	$(684,906)

Expenses
Investment Advisory Fee	$5,404
Brokerage Commissions	1,440
NYMEX License Fee	207
Non-interested Directors' Fees and Expenses	44
Other Expenses	14,375
Total Expenses	21,470
Expense Waiver	(13,005)
Net Expenses	$8,465
Net Gain (Loss)	$(693,371)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/09	$9,709,020
Additions (100,000 Units)	4,290,534
Net Gain (Loss)	(693,371)

Net Asset Value End of Period	$13,306,183
Net Asset Value Per Unit (300,000 Units)	$44.35

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502